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                                                                   EXHIBIT 23(d)


                       CONSENT OF INDEPENDENT AUDITORS




We consent to incorporation herein by reference in the Registration Statement on Form S-8 of Robotic Vision Systems, Inc. dated January 20, 1998 of our report dated February 23, 1996, relating to the statements of operations, changes in stockholders' deficiency, and cash flows of Vanguard Automation, Inc. for the year ended December 31, 1995, which report is included in the Form S-3 of Robotic Vision Systems, Inc. dated January 20, 1998.




/s/ KPMG PEAT MARWICK LLP

Phoenix, Arizona
January 16, 1998